Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated December 20, 2013 relating to the financial statements and financial highlights of John Hancock Sovereign Investors Fund and John Hancock Large Cap Equity Fund, both series of John Hancock Investment Trust, appearing in the October 31, 2013 Annual Reports to Shareholders. We also consent to the references to us under the headings “Experts”, “Representation and Warranties of the Acquiring Fund, Section 1 (d)” and “Representation and Warranties of the Acquired Fund, Section 2 (e)” in the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our reports dated December 20, 2013 relating to the financial statements and financial highlights appearing in the October 31, 2013 Annual Reports to Shareholders of John Hancock Sovereign Investors Fund and John Hancock Large Cap Equity Fund, both series of John Hancock Investment Trust. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the March 1, 2014 Prospectus and Statements of Additional Information for John Hancock Sovereign Investors Fund and John Hancock Large Cap Equity Fund, both series of John Hancock Investment Trust.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2014